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MYERS INDUSTRIES, INC.

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1 Leadership Brands Helping Customers Grow! Summary Presentation for April 2010 Commitment to Growth Fundamentals & Strong Corporate Governance Principles

2 Presentation Agenda Company Overview and Highlights 3 - 6 Disciplined Operating Strategy 7 - 11 Summary Financial Results 12 - 16 Strong Corporate Governance Principles 17 - 22 Board's Consideration of GAMCO's Proposal to Nominate Directors 23 - 26 Summary and Concluding Remarks 27 - 28 Section Topic Page(s)

Section 1: Company Overview and Highlights Leadership Brands Helping Customers Grow! 3

4 Myers Industries -- Company Overview Diversified manufacturer and distributor with a leading portfolio of branded products in: Material Handling: Reusable Plastic Containers & Pallets Lawn & Garden: Plastic Horticultural Containers Engineered Products: Custom-Molded Plastic Products Distribution: Tire, Wheel & Undervehicle Service Products Strong position in niche markets -- #1 or #2 market position Diverse customer base -- emphasis on forming strong relationships Experienced and performance-driven management team -- executing a solid strategy course for growth Disciplined operating strategy in process -- delivering results: Positioning the Business for Growth in Niche Markets Optimizing Cost Structure Across Our Businesses Strong Cash Flow Generation & Balance Sheet "Readiness" Shareholder Returns -- Regular & Increased Dividend for nearly 40 years NEW! Bulk Liquid Transport Containers In-Mold Labeled Flower Pots & Coconut Fiber Pots Tire Changers to Fit Any Need Our Actions Are Focused on Creating Greater Value and Returns for ALL Shareholders!

5 2009 -- Company Size & Sales Distribution 2009 Sales from Continuing Operations were $701.8 million Manufacturing Segments (~ 77% of Total Net Sales) Diversified Plastic & Rubber Products Serving a Wide Range of Markets Distribution Segment (~ 23% of Total Net Sales) Distribution of Tire, Wheel & Undervehicle Service Products 36% 23% 10% 31% $163.0 $254.1 $220.3 $86.0 Dollars in Millions * Formerly the Auto & Custom Segment

6 Leadership Brands by Segment -- Overview Custom plastic & rubber products -- RV tanks, tire repair materials & OEM parts for diverse markets. . . The largest distributor of tools, equipment & supplies for the tire & undervehicle service industry. . . Distribution Group Industry leader with pots, trays, baskets & decorative planters in plastic & sustainable materials. . . Material Handling Group Leading brands and material handling solutions provider with reusable bulk containers, totes, bins & pallets. . . Engineered Products Group Lawn & Garden Group

7 Leadership Brands Helping Customers Grow! Section 2: Disciplined Operating Strategy Fueling Transformation and Focused on Value Creation

8 Clear Strategic Business Evolution (SBE) Plan for Growth • Initiated in 2005, the SBE is Our Operating Strategy Focused on Business Evolution & Transformation to Create Value For Shareholders, Customers & Employees. • Centered Around Five Key Operating Principles & Tactics, Including: Be the innovator of niche, high-margin products in targeted segments Strengthen the business through strategic acquisitions and divestitures Use our strong cash flow to 1) reduce debt, 2) invest in core businesses and 3) strengthen return to shareholders Maintain "Balance Sheet Readiness" to act on appropriate business growth and value creation opportunities Enhance succession planning; emphasize right people in right positions Look for "strategic additions" -- personnel to optimize operations Minimize expenses and maximize cash flow -- Streamlining and Productivity Balance product pricing with raw material price cycles to recover input costs Withdraw from low-margin, high-cost markets Enhance customer-centered focus Position brands as "Contributors to Our Customers' Success" New product innovation - deliver solutions that excite customers Leverage brand strength to increase market share, value and margins Concentrate on niche markets with sustainable profit potential Business Growth Customer Satisfaction Cost Control Organizational Development Positioning for the Future

Strategy is Transforming the Company on 3 Key Fronts • Management is executing growth opportunities and fueling value creation: Business Optimization & Strategy Aggressively pursue new customers and markets Heighten innovation focus for high margin new products Develop new distribution sales channels to Retail Markets Explore potential divestiture(s) in non-strategic markets Continue opportunistic, bolt-on acquisitions 2006 - 2009 Streamlining & Performance Focus 2010 - Long-Term Growth & Profitability Focus Realigned into four market-focused Segments Exited highly competitive European business Strategic acquisitions: Lawn & Garden, Material Handling Divestiture of volatile Rubber Products businesses Further enhanced robust strategic planning process Operational Excellence 9 Maintain pricing structure to recover raw material costs Leverage resin reprocessing capacity to improve low-cost manufacturing leadership Capitalize on brand strength in Material Handling to drive new business development -- "Solutions Selling" Reinforce customer loyalty with value-added capabilities Restructuring of Lawn & Garden Segment to improve customer service & efficiency; ~ $20mm savings in 2009 Implemented strategic pricing increases across all lines Restructuring of Material Handling Segment for low cost manufacturing & increased focus on innovation Reduced exposure to automotive OE market Competitive Positioning

2006 - 2009 Streamlining & Performance Focus 2010 - Long-Term Growth & Profitability Focus Enhance manufacturing efficiencies & operations Continue optimization program in Lawn & Garden Segment to maintain permanent cost-savings Continue optimization program in Material Handling Segment (est. $13 to $16 mm annualized savings over 2010) Focus on Cash Flow: Decrease operating costs, maximize cash flow -- remain "Balance Sheet Ready" for opportunities! • Maintain disciplined strategic planning & oversight process necessary to grow the business Since 2007, invested more than $75 mm in molds & next-generation technology for growth initiatives Consolidated or divested 20 manufacturing plants, 4 distribution branches & related workforce as part of restructuring for greater efficiency & productivity Implemented new distribution technologies to speed workflow & customer service Added Corporate Materials Application function to lead initiatives in resin reprocessing & usage Added key strategic headcount in Business Segments (operations, finance, marketing & sales) • Added Chief Operating Officer in 2009 to focus on strategic business development Operational Excellence 10 Strategy is Transforming the Company on 3 Key Fronts • Management is executing growth opportunities and fueling value creation: What Are Critical Points of the Strategy Overview?

Positioning the Business for the Future. . . • Enhancing innovation and solutions to create the next-generation of products. • Expanding leadership in our markets through multiple growth platforms. • Cultivating new niche markets where we see both higher value returns and a significant need for our products and services. • Aligning operations excellence to decrease costs and increase productivity. • Maintaining capital discipline to optimize Cash Flow and Balance Sheet "Readiness" to act on growth opportunities. • Continuing portfolio optimization including strategic acquisitions, divestitures and restructuring where necessary to generate higher levels of growth and value. • Maintaining our strong commitment to corporate responsibility and integrity. 11 Our Actions Are Focused on Creating Greater Value and Returns for ALL Shareholders!

Section 3: Summary Financial Results -- Performance Grounded in Strategic Execution Leadership Brands Helping Customers Grow! 12

13 Earnings Per Share - Adjusted ($ in Dollars) Adjusted - Continuing Operations 2009 and 2008 Pre-Tax Income and EPS include adjustments relating to one time, non-recurring expense of $24.8M and $78.1M respectively. Pre-Tax Income - Adjusted ($ in Millions) Consolidated Financial Profile - Year Ended December 31, 2009 Net Sales ($ in Millions) Producing Solid Operating Results in a Difficult Economic Environment

14 Key Success Factors in 2009 1) Continued nearly 40-year history of consistent increased Cash Dividend to shareholders - Regular dividend increased 8% to $0.065 per share - Reflects the Board's confidence in our strategic direction 2) Full-year 2009 income from continuing operations, on an adjusted basis, was $23.0 million, or $0.65 per share, compared with $19.2 million or $0.54 per share in 2008. - Achieved despite a sales decline of 14% reflecting the general economic weakness 3) Cash from Operations was $73.0 mm in 2009 versus $60.0 mm in 2008 - Continued working capital improvements and cost controls 4) Reduced debt by $67.3 mm in 2009 to $104.3 mm - Financial obligations met through Cash from Operations - More than $240 mm available under $250 mm Credit Agreement at year end - Senior Credit Agreement is in place until 2011 5) Implemented significant restructuring and optimization initiatives: - Lawn & Garden Program Completed: $20 mm pre-tax savings achieved in 2009 - Material Handling Program in Progress: Projected $13 - $16 mm pre-tax savings

$73.1 $61.0* $96.3* $7.6 $19.2 $41.0 $16.0 $69.5 $18.3 $1.7 $8.4 $48.7 Strong Cash Flow Position -- as of Dec. 31, 2009 ($ in Millions) * 2007 includes a non-operating income gain of $26.8 mm related to payment from a merger termination; Dividends in 2008 include a special dividend of $0.28, $9.9 mm, accrued in 2007 but not paid until 2008; Some years may not total due to rounding. Strong Cash Flow Generation for. . . Returns to Shareholders: Paid a regular and increased dividend for nearly 40 years Strategic Capital Investments to position the business for the future Consistent Free Cash Flow to manage leverage and invest back into the business for growth 15 - Free Cash - Dividends Paid - CapEx Cash from Operations

16 Consolidated Condensed Balance Sheet Year Ended Dec. 31, 2009: ($ in Millions) As Reported - Continuing Operations *Including current portion of long-term debt December December $ % 2009 2008 Change Change Cash 4.7 10.4 (5.7) -54.6% Accounts Receivable 90.2 94.8 (4.6) -4.8% Inventory 100.2 113.5 (13.3) -11.7% Prepaids 11.4 13.9 (2.5) -18.0% Total Current Assets 206.5 232.6 (26.1) -11.2% Other Assets 145.0 137.3 7.7 5.6% Net PPE 158.4 198.9 (40.5) -20.4% TOTAL ASSETS 510.0 568.9 (58.9) -10.4% Accounts Payable 63.9 55.0 8.9 16.2% Accrued Expenses* 105.1 42.0 63.1 150.4% Total Current Liabilities 169.0 97.0 72.1 74.3% Long-Term Debt, less current portion 38.9 169.5 (130.7) -77.1% Other 44.1 49.5 (5.5) -11.1% Equity 258.0 252.8 5.2 2.0% TOTAL LIABILITIES & EQUITY 510.0 568.9 (58.9) -10.4%

Section 4: Strong Corporate Governance Principles Serving the Interests of All Shareholders Leadership Brands Helping Customers Grow! 17

Strong Corporate Governance Principles Serving the Interests of All Shareholders 18 Separate roles of CEO and Board Chairman All directors stand for election annually No poison pill provision Current Board and Committee composition provide broad range and depth of expertise and ensure independent analysis Board consistently and prudently evaluates shareholder value creation opportunities. For example: Approached in 2007 with a public-to-private merger / sale opportunity Appointed a special committee to review strategic alternatives Retained independent financial advisor, William Blair & Company, for review and opinion Proposed transaction received shareholder approval Transaction called off by buyer due to deteriorating macroeconomic environment Following receipt of the termination fee, Myers Industries delivered a return to shareholders by issuing a special dividend of $0.28 per share

19 Considers all shareholder nominees; seeks best nominees against expertise needs identified in annual director/Board evaluation process Uses a leading executive search firm to identify potential independent director nominees Corporate Governance and Nominating Committee thoroughly examines ALL nominees on an annual basis New director nominees are vetted through a questionnaire and selected in-person interviews with the Corporate Governance and Nominating Committee 26 potential new director nominees have been reviewed over the last 4 years Strong Corporate Governance Principles Serving the Interests of All Shareholders

Strong, Experienced and Committed Board 20 Myers Industries has extremely experienced and effective Board members actively working a solid strategic plan for the Company's sustainable, profitable growth. The Board's composition includes expertise from diverse areas: • Polymer Manufacturing • Sales & Marketing • Industrial Operations • Risk Management • Finance & Accounting • Strategic Planning • Distribution • Mergers & Acquisitions • Capital Markets/Investments Since 2006, a third of the Board has been renewed with directors who are highly qualified to guide the business and debate management proposals in line with strategic direction and shareholder value creation: 2006: Vince Byrd 2007: Robert Stefanko 2009: John Crowe 2010: Sarah Coffin (New Nominee)

Strong, Experienced and Committed Board 21 Keith A. Brown Has served as a Director since 1997 President of Chimera Corporation and a Director of US Gypsum Corporation (NYSE) Expertise in mergers and acquisitions, manufacturing and operational restructuring Vincent C. Byrd Has served as a Director since 2006 President, U.S. Retail, Coffee, The J.M. Smucker Company (NYSE) and Director of The J.M. Smucker Company Expertise in brand marketing, finance, accounting and international business Sarah R. Coffin New Director Nominee for 2010 Chief Executive Officer, Aspen Growth Strategies LLC; former president and executive vice president of two divisions of Hexion Specialty Chemicals; former director and chair of the Compensation Committee of SPX Corporation (NYSE) Expertise in the polymer industry, marketing and operations management and restructuring John B. Crowe Has served as a Director since 2009 Chief Executive Officer and Chairman of Buckeye Technologies Inc. (NYSE) Expertise in packaging markets, operations, investor relations and strategic planning Richard P. Johnston Has served as a Director since 1992; current Chairman of the Board Managing Director of Jackson Hole Capital Partners; Director of Results Radio, Inc. Expertise in operations, strategic planning, corporate governance practices and investment management

Strong, Experienced and Committed Board 22 Edward W. Kissel Has served as a Director since 2000 President and Managing Partner of Kissel Group Ltd. Expertise in sales, marketing, strategic planning, mergers and acquisitions John C. Orr President and Chief Executive Officer of Myers Industries; Director since 2005 Director of Libbey Inc. (NYSE/AMEX) Expertise in polymer manufacturing, strategic planning, operations and acquisitions Jon H. Outcalt Has served as a Director since 1984 Chairman, Federal Process Corp., Chairman and Chief Executive Officer of Aberdeen Group; Director of AmTrust Financial Corp. Expertise in finance, investment management and financial markets Robert A. Stefanko Has served as a Director since 2007 Former Chairman of the Board and Executive Vice President of Finance and Administration of A. Schulman, Inc. (Nasdaq); Director of OMNOVA Solutions, Inc. (NYSE) Expertise in the polymer industry, finance and accounting, risk management and compensation practices Proven Expertise Guiding the Business for Shareholders

Section 5: Board's Consideration of GAMCO's Proposal to Nominate Directors Leadership Brands Helping Customers Grow! 23

Background of Contacts with GAMCO The Company has made every effort to understand GAMCO's concerns regarding the Board of Directors: In May 2009, GAMCO amended its Schedule 13D relating to the Company to disclose that it intended to submit to our Corporate Governance and Nominating Committee one or more individuals as nominees for election to the Company's Board of Directors at the 2010 Annual Meeting. Following this disclosure, management of the Company engaged in many conversations with Mr. Mario Gabelli, principal of GAMCO, to discuss GAMCO's specific concerns relating to the Company and its Board. One such meeting was held in person at the Company on July 15, 2009, and another in New York City on Sept. 30, 2009. At NO TIME did Mr. Gabelli relate any specific concerns with respect to the Company's strategic direction, operations or management. On October 30 and again on November 13, 2009, GAMCO amended its Schedule 13D to disclose that it had sent letters to the Company announcing its intention to nominate Messrs. Edward Crawford, Avrum Gray, and Robert Prather for election to the Company's Board of Directors at the Annual Meeting on April 30, 2010. 24

Background of Contacts with GAMCO Upon receiving GAMCO's letters, the proposed GAMCO nominees were sent questionnaires for information regarding their qualifications and requesting that they make themselves available for meetings with representatives of the Board's Corporate Governance and Nominating Committee and management -- all part of the Board's standard vetting process for potential nominees. Messrs. Gray and Prather completed and returned the questionnaire. Mr. Crawford never responded. In February 2010, Mr. Gabelli communicated to the Company that Mr. Crawford "did not need to submit any information or be interviewed." Mr. Prather met with the Chairman of the Corporate Governance and Nominating Committee in February 2010. The Board's nominee, Sarah Coffin, was selected by the Board over all potential nominees considered due to her abilities to contribute to the Board, the added diversity and her sincere interest in the Company and all of its shareholders. The Company received one more call from GAMCO in February 2010 inquiring "where we stood" on accepting one or more of their director nominees. GAMCO filed its third revised preliminary proxy statement with the SEC on April 14, 2010, nominating Messrs. Crawford, Gray and Prather. 25

Background of Contacts with GAMCO In Conclusion: GAMCO has failed to articulate any specific concerns regarding the Company's operations or propose an alternative strategy for the Company. GAMCO has not articulated any special qualifications of the individuals it seeks to put on the Company's board that make them more qualified to serve as directors of the Company than the nominees recommended by the Board of Directors. 26

Section 6: Summary and Concluding Remarks Leadership Brands Helping Customers Grow! 27

In summary, we believe that Myers Industries' Board nominees are most qualified to represent the interests of all shareholders: Strong, independent and committed Board of highly experienced and qualified members Solid performance based on strategic direction and transformative actions over the past three years -- with optimization initiatives continuing in 2010 Strong balance sheet and financial liquidity to capitalize on opportunities in furtherance of Myers Industries' strategy Consistent focus on creation of shareholder value and return; consistent increases in shareholder dividends for nearly 40 years Transparent and credible communications with shareholder base GAMCO's proposed nomination provides no substantive ideas or basis to alter or improve the strategic direction or execution at Myers Industries, which is focused on the best interests of all shareholders Compelling Corporate Governance & Shareholder Focus 28 Shareholders are urged to vote FOR Myers Board nominees on the WHITE Proxy Card

29 Statements in this presentation may include "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed "forward-looking." Words such as "expect," "believe," "project," "plan," "anticipate," "intend," "objective," "goal," "view," and similar expressions identify forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company's control, that could cause actual results to materially differ from those expressed or implied. Factors include: changes in the markets for the Company's business segments; changes in trends and demands in the industries in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; the Company's ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company's 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission's public reference facilities and its web site at http://www.sec.gov and from the Company's Investor Relations section of its web site, at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made. Forward Looking Statements Disclosure